Exhibit 5.1

Ryan Sansom

+1 617 937 2335

rsansom@cooley.com

June 17, 2022

biote Corp.

1875 W. Walnut Hill Ln.

Suite 100

Irving, TX 75038

Re: biote Corp. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to biote Corp., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus included in the Registration Statement (the “Prospectus”), covering the registration of (a) the issuance of shares of the Company’s Class A common stock, par value of $0.0001 per share (the “Common Stock”), of the Company upon the exercise of warrants issued by the Company or upon the exchange of certain Paired Interests (as defined below), and (b) the resale of Common Stock and warrants to purchase Common Stock, as follows:

(i)	the issuance of up to 72,069,990 shares of Common Stock, consisting of:

a.	up to 7,937,500 shares (the “Public Warrant Shares”) of Common Stock issuable upon the exercise of certain outstanding warrants (the “Public Warrants”), by the holders thereof;

b.

up to 5,566,666 shares (the “Private Warrant Shares” and, together with the Public Warrant Shares, the “Warrant Shares”) of Common Stock issuable upon the exercise of certain outstanding warrants (“Private Placement Warrants” and together with the Public Warrants, the “Warrants”) by the holders thereof; and

c.

up to 58,565,824 shares (the “Paired Interest Shares”) of Common Stock issuable upon the exchange of Class A common units (the “Biote Units”) representing limited liability company interests of Biote Holdings, LLC (“Biote Holdings”) combined with the cancellation of an equivalent number of shares of Class V common stock, par value $0.0001 per share, of the Company (together with the Biote Units, the “Paired Interests”) by the holders thereof;

(ii)	the resale of 5,566,666 Private Placement Warrants, (the “Resale Warrants”); and

(iii)	the resale of up to 67,856,462 shares of Common Stock (the “Selling Stockholder Shares”), consisting of:

a.	7,937,500 shares of Common Stock that are currently outstanding, which were originally issued in a private placement to the Haymaker Sponsor III LLC;

b.	up to 54,352,296 Paired Interest Shares; and

c.	up to 5,566,666 Private Warrant Shares.

Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com

biote Corp.

June 17, 2022

Page Two

The Warrants were issued pursuant to a Warrant Agreement, dated as of March 1, 2021, by and between Haymaker Acquisition Corp. III and Continental Stock Transfer & Trust Company, as warrant agent (as amended, the “Warrant Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s certificate of incorporation and bylaws, each as currently in effect, the Warrant Agreement and the originals or copies certified to our satisfaction of such opinions, records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where due authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

With respect to the Warrants, the Warrant Shares and the Paired Interest Shares, we express no opinion to the extent that future issuances of securities of the Company, including the Warrant Shares and the Paired Interest Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants and the Paired Interests, may cause the Warrants to be exercisable, or the Paired Interests to be exchangeable, for more shares of Common Stock than the number of shares of Common Stock that then remain available for issuance. Further, we have assumed the exercise price of the Warrants will not be adjusted to an amount below the par value per share of the Common Stock.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

With regard to our opinion concerning the Resale Warrants constituting valid and binding obligations of the Company:

(i)    Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)    Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)    We express no opinion as to any provision of the Resale Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties; (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights; (c) restricts non-written modifications and waivers; (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (e) relates to exclusivity, election or accumulation of rights or remedies; (f) authorizes or validated conclusive or discretionary determinations; or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com

biote Corp.

June 17, 2022

Page Three

(iv)    We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Resale Warrants.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications set forth herein, we are of the opinion that:

1.	The Warrant Shares, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

2.

The Paired Interests Shares, when issued upon the cancellation or exchange of the Paired Interests, as applicable, in accordance with the terms of the Second Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Operating Agreement of Biote Holdings, and the satisfaction of vesting requirements with respect to certain of the Biote Units, will be validly issued, fully paid and nonassessable.

3.	The Resale Warrants constitute valid and binding obligations of the Company.

4.	The Selling Stockholder Shares, other than any Private Warrant Shares and Paired Interest Shares included in the Selling Stockholder Shares, are validly issued, fully paid and non-assessable.

5.

Any Private Warrant Shares included in the Selling Stockholder Shares, when issued and paid for in accordance with the terms of the Private Warrants, will be validly issued, fully paid and nonassessable.

6.

Any Paired Interest Shares, when issued upon the cancellation or exchange of the Paired Interests, as applicable, in accordance with the terms of the Company’s Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated Operating Agreement of Biote Holdings, and the satisfaction of vesting requirements with respect to certain of the Biote Units, will be validly issued, fully paid and nonassessable.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com

biote Corp.

June 17, 2022

Page Four

Sincerely,

COOLEY LLP

By:	/s/ RYAN SANSOM
Ryan Sansom

Cooley LLP 500 Boylston Street, 14th Floor Boston, MA 02116-3736

t: (617) 937-2300 f: (617) 937-2400 cooley.com